EXHIBIT 99.1

BJ’s Restaurants, Inc. Reports Fiscal 2019 First Quarter Results

Declares Quarterly Cash Dividend of $0.12 Per Share and Expands Share Repurchase Program by $100 Million

HUNTINGTON BEACH, Calif., April 25, 2019 (GLOBE NEWSWIRE) -- BJ’s Restaurants, Inc. (NASDAQ: BJRI) today reported financial results for its fiscal 2019 first quarter ended Tuesday, April 2, 2019.

First Quarter 2019 Highlights Compared to First Quarter 2018

  Total revenues grew 4.3% to $290.6 million
  Total restaurant operating weeks increased approximately 2.5%
  Comparable restaurant sales increased 2.0%
  Net income of $12.9 million compared to $14.7 million (first quarter 2019 net income includes a $0.4 million expense related to the adoption of ASU 2016-02)
  Diluted net income per share of $0.60 compared to $0.70 (first quarter 2019 diluted net income per share includes a $0.02 expense related to the adoption of ASU 2016-02)

“BJ’s strong sales momentum in the latter part of the quarter offset challenging weather conditions throughout the country and drove another quarter of solid top and bottom line results,” commented Greg Trojan, Chief Executive Officer. “Our comparable restaurant sales were driven by positive guest traffic growth of 0.7%, marking the sixth consecutive quarter of positive traffic, as we successfully hurdled last year’s first quarter comparable restaurant sales growth of 4.2%. We remain focused on driving sales and shareholder value through our continued sales building, hospitality and service initiatives coupled with our balanced approach to returning capital to our shareholders through our share repurchases and dividends.

“Our new zucchini noodles and slow roast tri-tip sirloin are quickly becoming guest favorites and reasons to visit BJ’s,” Trojan continued. “In addition to our new menu items and other sales building initiatives, we are beginning to roll out our new Gold Standard Kitchen Systems to all of our restaurants in the second quarter. These new systems will focus on our kitchen organization, food prep and line cook speed to further enhance our already high quality positioning in the casual dining space.”

In the first quarter of fiscal 2019, BJ’s opened one new restaurant in Toledo, Ohio. To date in the second quarter, the Company opened its second new restaurant of the year and its 204th restaurant in Sterling Heights, Michigan. “Our excitement about the ongoing benefits from our sales and efficiency initiatives is matched by the enthusiasm we have for the continued opportunity to expand BJ’s nationally. We expect to open an additional restaurant in the second quarter and four to six restaurants in the second half of this year for a total of seven to nine new restaurants in fiscal 2019,” Trojan continued. “While our 2019 development pipeline is in excellent shape and the opportunity for continued national expansion remains significant, we will maintain a balanced approach to new restaurant growth to ensure new restaurant quality and execution takes precedence over new restaurant quantity.”

During the first quarter of 2019, the Company repurchased and retired approximately 249,000 shares of its common stock at a cost of approximately $11.9 million. Since the Company’s first share repurchase authorization was approved in April 2014, BJ’s has repurchased and retired approximately 10.0 million shares at a cost of approximately $389.7 million and has reduced its outstanding share count by approximately 32%. In March 2019, the Company’s Board of Directors approved an expansion of the share repurchase program by $100 million. As a result, the Company currently has approximately $110.3 million available under its authorized $500 million share repurchase program.

The Company’s Board of Directors declared a cash dividend of $0.12 per share of common stock payable May 27, 2019, to shareholders of record at the close of business on May 13, 2019. While the Company intends to pay quarterly cash dividends for the foreseeable future, dividends will be reviewed quarterly and declared by the Board of Directors at its discretion.

Trojan concluded, “BJ’s sales and operating initiatives, combined with our long-term strategy of opening high quality new restaurants, strong cash flow from operations and a healthy balance sheet, continue to provide us the financial flexibility to simultaneously execute on multiple initiatives and enhance shareholder value.”

Investor Conference Call and Webcast

BJ’s Restaurants, Inc. will conduct a conference call on its first quarter 2019 earnings release today, April 25, 2019, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). Senior management will discuss the financial results and host a question and answer session. In addition, a live audio webcast of the call will be accessible to the public on the “Investors” page of the Company’s website located at http://www.bjsrestaurants.com, and a recording of the webcast will be archived on the site for 30 days following the live event. Please allow 15 minutes to register and download and install any necessary software.

About BJ’s Restaurants, Inc.

BJ’s Restaurants, Inc. (“BJ’s”) is a national brand with brewhouse roots and a menu with over 140 offerings where craft matters. BJ’s broad menu has something for everyone: slow-roasted entrees like prime rib, BJ’s EnLIGHTened Entrees® including Cherry Chipotle Glazed Salmon, signature deep dish pizza and the often imitated, but never replicated world-famous Pizookie® dessert. BJ’s has been a pioneer in the craft brewing world since 1996, and takes pride in serving BJ’s award-winning proprietary handcrafted beers, brewed at its brewing operations in five states and by independent third-party craft brewers. The BJ’s experience offers high-quality ingredients, bold flavors, moderate prices, sincere service and a cool, contemporary atmosphere. Founded in 1978, BJ’s owns and operates 204 casual dining restaurants. All restaurants offer dine-in, take-out, delivery and large party catering. BJ’s restaurants are located in 27 states: Alabama, Arizona, Arkansas, California, Colorado, Florida, Indiana, Kansas, Kentucky, Louisiana, Maryland, Michigan, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, Tennessee, Texas, Virginia and Washington. For more BJ’s information, visit http://www.bjsrestaurants.com.

Forward-Looking Statements Disclaimer

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute “forward-looking” statements for purposes of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding expected comparable restaurant sales and margin growth in future periods, total potential domestic capacity, the success of various sales-building and productivity initiatives, future guest traffic trends, construction cost savings initiatives and the number and timing of new restaurants expected to be opened in future periods. These “forward-looking” statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) our ability to manage new restaurant openings, (ii) construction delays, (iii) labor shortages, (iv) increases in minimum wage and other employment related costs, including compliance with the Patient Protection and Affordable Care Act and minimum salary requirements for exempt team members, (v) the effect of credit and equity market disruptions on our ability to finance our continued expansion on acceptable terms, (vi) food quality and health concerns and the effect of negative publicity about us, our restaurants, other restaurants, or others across the food supply chain, due to food borne illness or other reasons, whether or not accurate, (vii) factors that impact California, Texas and Florida, where a substantial number of  our restaurants are located, (viii) restaurant and brewery industry competition, (ix) impact of certain brewing business considerations, including without limitation, dependence upon suppliers, third party contractors and distributors, and related hazards, (x) consumer spending trends in general for casual dining occasions, (xi) potential uninsured losses and liabilities due to limitations on insurance coverage, (xii) fluctuating commodity costs and availability of food in general and certain raw materials related to the brewing of our craft beers and energy requirements, (xiii) trademark and service-mark risks, (xiv) government regulations and licensing costs, (xv) beer and liquor regulations, (xvi) loss of key personnel, (xvii) inability to secure acceptable sites, (xviii) legal proceedings, (xix) other general economic and regulatory conditions and requirements, (xx) the success of our key sales-building and related operational initiatives, (xxi) any failure of our information technology or security breaches with respect to our electronic systems and data, and (xxii) numerous other matters discussed in the Company’s filings with the Securities and Exchange Commission, including its recent reports on Forms 10-K, 10-Q and 8-K. The “forward-looking” statements contained in this press release are based on current assumptions and expectations, and BJ’s Restaurants, Inc. undertakes no obligation to update or alter its “forward-looking” statements whether as a result of new information, future events or otherwise.

For further information, please contact Greg Levin of BJ’s Restaurants, Inc. at (714) 500-2400 or JCIR at (212) 835-8500 or at bjri@jcir.com.

BJ’s Restaurants, Inc.
Consolidated Statements of Income
(Dollars in thousands except for per share data)

	First Quarter Ended
	April 2, 2019 (unaudited)		April 3, 2018 (unaudited)
Revenues	$290,554	100.0%	$278,523	100.0%
Restaurant operating costs (excluding depreciation and amortization):
Cost of sales	73,326	25.2	69,971	25.1
Labor and benefits	105,221	36.2	100,433	36.1
Occupancy and operating	61,591	21.2	57,503	20.6
General and administrative	16,896	5.8	15,131	5.4
Depreciation and amortization	17,642	6.1	17,454	6.3
Restaurant opening	448	0.2	597	0.2
Loss on disposal and impairment of assets	1,645	0.6	1,061	0.4
Total costs and expenses	276,769	95.3	262,150	94.1
Income from operations	13,785	4.7	16,373	5.9

Other income (expense):
Interest expense, net	(1,070)	(0.4)	(1,387)	(0.5)
Other income (expense), net	1,097	0.4	(100)	-
Total other income (expense)	27	-	(1,487)	(0.5)
Income before income taxes	13,812	4.8	14,886	5.3

Income tax expense	948	0.3	222	0.1

Net income	$12,864	4.4%	$14,664	5.3%

Net income per share:
Basic	$0.61		$0.71
Diluted	$0.60		$0.70

Weighted average number of shares outstanding:
Basic	21,056		20,586
Diluted	21,448		21,063

Percentages reflected above may not reconcile due to rounding.

BJ’s Restaurants, Inc.
Selected Consolidated Balance Sheet Information
(Dollars in thousands)

	April 2, 2019 (unaudited)	January 1, 2019
Cash and cash equivalents	$25,673	$29,224
Total assets (1)	$1,058,248	$695,107
Total debt	$102,000	$95,000
Shareholders’ equity	$329,268	$309,221

(1) Total assets includes $374.4 million of lease right of use assets for the first quarter ended April 2, 2019, related to the adoption of ASU 2016-02.

BJ’s Restaurants, Inc.
Unaudited Supplemental Information
(Dollars in thousands)

	First Quarter Ended
	April 2, 2019		April 3, 2018
Stock-based compensation (1)
Labor and benefits	$458	0.2%	$578	0.2%
General and administrative	1,626	0.6	1,705	0.6
Total stock-based compensation	$2,084	0.7%	$2,283	0.8%

Operating Data
Comparable restaurant sales % change	2.0%		4.2%
Restaurants opened during period	1		1
Restaurants open at period-end	203		198
Restaurant operating weeks	2,626		2,563

(1) Percentages represent percent of total revenues.

Note Regarding Non-GAAP Financial Measures

The Company is reporting below certain non-GAAP financial results and related reconciliations to the corresponding GAAP financial measures. These non-GAAP measures are not in accordance with, or a substitute for, measures prepared in accordance with GAAP, and may be different from non-GAAP measures used by other companies. These measures should only be used to evaluate the Company's results of operations in conjunction with corresponding GAAP measures.

Restaurant Level Operating Margin

Restaurant level operating margin, a non-GAAP financial measure, is equal to the revenues generated by our restaurants less their direct operating costs which consist of cost of sales, labor and benefits, and occupancy and operating costs. This performance measure includes only the costs that restaurant level managers can directly control and excludes other operating costs that are essential to conduct the Company’s business, as detailed in the table below. Management uses restaurant level operating margin as a supplemental measure of restaurant performance. Management believes restaurant level operating margin is useful to investors in that it highlights trends in our core business that may not otherwise be apparent to investors when relying solely on GAAP financial measures. Because other companies may calculate restaurant level operating margin differently than we do, restaurant level operating margin as presented herein may not be comparable to similarly titled measures reported by other companies.

A reconciliation of income from operations to restaurant level operating margin for the first quarter ended April 2, 2019 and April 3, 2018 is set forth below:

Supplemental Financial Information – Restaurant Level Operating Margin
(Unaudited, dollars in thousands)

	First Quarter Ended
	April 2, 2019		April 3, 2018
Income from operations	$13,785	4.7%	$16,373	5.9%
General and administrative	16,896	5.8	15,131	5.4
Depreciation and amortization	17,642	6.1	17,454	6.3
Restaurant opening	448	0.2	597	0.2
Loss on disposal and impairment of assets	1,645	0.6	1,061	0.4
Restaurant level operating margin	$50,416	17.4%	$50,616	18.2%

Percentages above represent percent of total revenues and may not reconcile due to rounding.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”)

Adjusted EBITDA is a non-GAAP financial measure that represents the sum of net income, interest expense, income tax expense, depreciation and amortization, stock-based compensation expense, other expense (income) and loss on disposal and impairment of assets detailed within the reconciliation below. Management uses Adjusted EBITDA as a supplemental measure of our performance. Management believes these measures are useful to investors in that they highlight cash flow and trends in our core business that may not otherwise be apparent to investors when relying solely on GAAP financial measures. Because other companies may calculate these measures differently than we do, Adjusted EBITDA as presented herein may not be comparable to similarly titled measures reported by other companies.

Supplemental Financial Information – Net Income to Adjusted EBITDA
(Unaudited, dollars in thousands)

	First Quarter Ended
	April 2, 2019		April 3, 2018
Net income	$12,864	4.4%	$14,664	5.3%
Interest expense, net	1,070	0.4	1,387	0.5
Income tax expense	948	0.3	222	0.1
Depreciation and amortization	17,642	6.1	17,454	6.3
Stock-based compensation expense	2,084	0.7	2,283	0.8
Other expense (income), net	(1,097)	(0.4)	100	-
Loss on disposal and impairment of assets	1,645	0.6	1,061	0.4
Adjusted EBITDA	$35,156	12.1%	$37,171	13.3%

ASU 2016-02 Reconciliation

The following table illustrates the impact from the adoption of ASU 2016-02 on our results for the first quarter ended April 2, 2019. The Company believes the non-GAAP financial measure and reconciliation below provides analysts and others in the investment community a way to analyze and compare the Company’s results to prior period results in which ASU 2016-02 was not applied.

BJ’s Restaurants, Inc.
Supplemental Financial Information – ASU 2016-02, Leases, Reconciliation
(Dollars in thousands except for per share data)

	First Quarter Ended
	April 2, 2019				April 3, 2018
	New Standard	Total Adjustments		Previous Standard	Previous Standard
Revenues	$290,554	$ -		$290,554	$278,523
Restaurant operating costs (excluding depreciation and amortization):
Cost of sales	73,326	93	(1)	73,419	69,971
Labor and benefits	105,221	-		105,221	100,433
Occupancy and operating	61,591	(471)	(2)	61,120	57,503
General and administrative	16,896	-		16,896	15,131
Depreciation and amortization	17,642	-		17,642	17,454
Restaurant opening	448	-		448	597
Loss on disposal and impairment of assets	1,645	-		1,645	1,061
Total costs and expenses	276,769	(378)		276,391	262,150
Income from operations	13,785	378		14,163	16,373

Other income (expense):
Interest expense, net	(1,070)	-		(1,070)	(1,387)
Other income (expense), net	1,097	-		1,097	(100)
Total other income (expense)	27	-		27	(1,487)
Income before income taxes	13,812	378		14,190	14,886

Income tax expense	948	-		948	222

Net income	$12,864	$ 378		$13,242	$14,664

Net income per share:
Basic	$0.61	$0.02		$0.63	$0.71
Diluted	$0.60	$0.02		$0.62	$0.70
Weighted average number of shares outstanding:
Basic	21,056	21,056		21,056	20,586
Diluted	21,448	21,448		21,448	21,063

(1) Prior to the adoption of ASU 2016-02, this amount was recorded as “Cost of sales” expenses. Amount represents contract considerations, which is now required to be allocated to the lease and non-lease components and recorded as “Occupancy and operating” expenses.
(2) Amount primarily represents the amortization of deferred sales-leaseback gain coupled with the contract consideration noted in footnote (1). Prior to the adoption of ASU 2016-02, sales-leaseback gains were deferred and amortized over the life of the lease as a credit to “Occupancy and operating” expenses.